UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event report):  March 28, 2006

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware		94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Riverway, Suite 2100

Houston, Texas 77056

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On March 28, 2006, Geokinetics Inc. (the “Company”) and certain purchasers named therein entered into a First Amendment (the “First Amendment”) to the Company’s Registration Rights Agreement, dated as of November 30, 2005 (the “Registration Rights Agreement”). The First Amendment (i) extended the Effectiveness Date (the “Effectiveness Date”) for the initial registration statement (the “Registration Statement”) contemplated by the Registration Rights Agreement to April 30, 2006 (May 31, 2006 in the case of a “full review” by the Securities and Exchange Commission), and (ii) imposed a ceiling of 10% of the aggregate purchase price paid by each purchaser party to the Registration Rights Agreement on the liquidated damages the Company may incur (x) if the Registration Statement is not declared effective by the Effectiveness Date or (y) for failing to maintain the effectiveness of the Registration Statement during the period required by the Registration Rights Agreement.

A copy of the First Amendment entered into between the Company and the purchasers named therein is filed herewith as Exhibit 10.1.

ITEM 9.01             Financial Statements and Exhibits.

(c)           Exhibits

10.1         First Amendment to the Registration Rights Agreement, dated as of March 28, 2006, by and among the Company and the Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: April 3, 2006	By:	/s/ Thomas J. Concannon
Thomas J. Concannon, Vice President and Chief Financial Officer